UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 9, 2004
(Date of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	0-24218 (Commission File Number)	95-4782077 (IRS Employer Identification Number)

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6922 Hollywood Boulevard
12th Floor
Los Angeles, California 90028
(Address of principal executive offices) (Zip Code)

(323) 817-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         |_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_|     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2004, Gemstar-TV Guide International, Inc. (the “Company”) entered into an employment agreement with Richard Battista, pursuant to which Mr. Battista will serve as Chief Executive Officer and member of the Board of Directors of the Company (the “Board”). The following summary is qualified in its entirety by reference to the text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1. The agreement is for a 3 year term effective as of December 9, 2004. Mr. Battista will receive a base salary of $850,000 per year, subject to annual increase at the discretion of the Board; provided that, such increase shall not be less than the increase, if any, in the Consumer Price Index for all Urban Consumers for the Los Angeles area. Mr. Battista will also be entitled to an annual bonus with a target amount equal to 50% of his base salary and a guaranteed minimum bonus equal to 30% of his base salary. Mr. Battista also received an option grant to purchase up to 1 million shares of Company common stock at an exercise price of $5.40, with a 10 year term. The options will vest and become exercisable in three annual installments.

Mr. Battista will be entitled to participate in all benefit plans or arrangements applicable to senior executives of the Company. The Company will pay, or reimburse Mr. Battista for, all reasonable expenses actually incurred or paid by him in connection with his performance of his duties including documented legal fees in connection with the negotiation of the employment agreement and travel expenses deemed appropriate for his position under the Company’s travel policy.

If the Company terminates Mr. Battista’s employment for any reason other than for Cause (as defined in the employment agreement), death or disability (as defined in the employment agreement) or if Mr. Battista terminates his employment for a Good Reason (as defined below), he will be entitled to receive the following: (a) payment of his base salary and the guaranteed portion of his annual bonus through the end of the employment agreement’s term; (b) the right to exercise, for the remainder of the option term, any vested stock options and any unvested options which would have vested if Mr. Battista continued his employment until the end of the employment agreement’s term; and (c) until the earlier of the end of the term of the employment agreement and the date on which Mr. Battista finds other employment, continued participation in the employee benefit plans and programs (excluding the option plan) in which he was participating on the date of termination of his employment subject to the terms of such plans and programs. Good Reason includes the following circumstances: (a) News Corporation and its affiliates sell, in the aggregate, more than two-thirds of its existing equity interest in the Company to a third party, and Mr. Battista is not offered a position at News Corporation with a comparable salary and bonus, or (b) the Company, without the consent of Mr. Battista, (i) diminishes Mr. Battista’s title or position, (ii) reassigns Mr. Battista to a geographic location outside of Los Angeles County, (iii) makes a material change that is adverse to Mr. Battista in the nature of his responsibilities, authority or status, (iv) does not reelect Mr. Battista to the Board, or (v) the Company breaches any material provision of the employment agreement.

The employment agreement contains customary confidentiality, non-competition, non-solicitation, cooperation and indemnification provisions.

On December 9, 2004, the Company entered into a letter agreement with Jeff Shell, the Company’s former Chief Executive Officer, pursuant to which Mr. Shell will continue to render exclusive and full-time services to the Company until January 8, 2005 and from that date through the end of the original agreement’s term (April 29, 2005) be reasonably available, as convenient and at mutually agreeable times, to consult with the Company. Mr. Shell will not sign an employment agreement with another entity, or make an announcement of any intentions to do so, until after January 8, 2005. The foregoing summary is qualified in its entirety by reference to the text of the letter agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 9, 2004, Jeff Shell resigned as Chief Executive Officer and a member of the Board of Directors and Richard Battista was appointed as Chief Executive Officer and a member of the Board of Directors. Prior to joining the Company, Mr. Battista, 40, was executive vice president of Business Development and Strategy for Fox Entertainment Group, Inc. (“Fox”) which includes Fox Broadcasting Company, Fox Sports, Fox Cable networks, Twentieth Century Fox Television, Fox Television Studios and Fox International Channels. Mr. Battista joined Fox in 1990 and has held a variety of management roles throughout the Fox organization. Previously, Mr. Battista served as executive vice president, Fox Networks Group. He left Fox in 1999 to become co-founder and chief executive officer of iFUSE, a now dissolved youth culture media company. He returned to Fox in 2001 as executive vice president, Fox Television. Before joining Fox, Mr. Battista worked as a financial analyst at Morgan Stanley.

Also on December 9, 2004, Anthea Disney was appointed as Executive Chairman of the Board of Directors. With Ms. Disney’s appointment, Lachlan Murdoch resigned his position as a director of the Company. At this time, compensation arrangements for Ms. Disney's executive services to the Company have not yet been determined.

A copy of the press release issued by the Company announcing the resignations of Messrs. Shell and Murdoch and the appointments of Mr. Battista and Ms. Disney is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

         Exhibit
         Number               Description

              10.1                     Employment Agreement dated as of December 9, 2004, between Gemstar-TV Guide International, Inc. and Richard Battista.

              10.2                     Letter Agreement dated as of December 9, 2004, between Gemstar-TV Guide International, Inc. and Jeff Shell.

              99.1                     Press Release dated December 9, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMSTAR-TV GUIDE INTERNATIONAL, INC. By: /s/ Stephen H. Kay —————————————— Stephen H. Kay Executive Vice President, General Counsel and Secretary

Date:  December 14, 2004

EXHIBIT INDEX

         Exhibit
         Number               Description

              10.1                 Employment Agreement dated as of December 9, 2004, between Gemstar-TV Guide International, Inc. and Richard Battista.

              10.2                 Letter Agreement dated as of December 9, 2004, between Gemstar-TV Guide International, Inc. and Jeff Shell.

              99.1                 Press Release dated December 9, 2004.